Acquisitions and Development Liquidity Profile

Sources of Liquidity

($mm)

Liquidity Source	Amount
Cash on balance sheet as of 07/31/14 (1)	$ 61
Line of credit availability (2)	$ 50
Disposition proceeds (3)	$ 27
Estimated new debt on acquisitions	$ 20
Total Potential Liquidity	$ 158
Excess Liquidity / (Need)	$ 48

Liquidity Needs

($mm)

Liquidity Need	Amount
Acquisitions (4)	$ 34
Development (5)	$ 76
Total Liquidity Needs	$ 110

FY2015Q1 Capital Sources

($mm)

Capital Source	Proceeds Generated
Sale of common shares under dividend reinvestment and share purchase program	$ 17
Proceeds from sales of real estate and discontinued operations	$ 6
Total Capital Generated FY2015Q1	$ 23

FY2014 Capital Sources

($mm)

Capital Source	Proceeds Generated
Sale of common shares under dividend reinvestment and share purchase program	$ 41
Proceeds from sales of real estate and discontinued operations	$ 80
Total Capital Generated FY2014	$ 121

(1) Includes compensating balances of $11 million
(2) Line of credit of $90 million less $40 million drawn as of 11/04/14
(3) Disposition proceeds consists of $33 million of estimated gross proceeds, less estimated outstanding debt and estimated closing costs of $6 million, from closed and pending sales for the period from 07/31/14 through 11/04/14. No assurances can be given that pending transactions will be completed on the terms currently proposed, or at all.
(4) Acquisitions amount consists of estimated gross costs for closed and pending acquisitions for the period from 07/31/14 through 11/04/14.
(5) Development in progress of $360 million less construction loans closed or committed of $201 million = IRET equity required of $159 million. IRET equity required of $159 million less $83 million invested as of 07/31/14 = Amount remaining to be invested of $76 million

November 4, 2014